EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-165393 of our report dated March 11, 2010 (April 16, 2010 as to the subsequent events as discussed in Note 16), relating to the consolidated financial statements of Chicago Board Options Exchange, Incorporated and Subsidiaries appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche, LLP

Chicago, Illinois

June 11, 2010